Exhibit 99.1

Brain Scientific Announces Neuroscience Study That Reveals Best Super Bowl Commercial

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Brain Scientific and Marketing Brainology conducted a study that used NeuroCap and NeuroEEG to measure brain activity, along with eye-tracking and in-depth interviews, to determine which Super Bowl commercials were the most effective

●	The two companies are partnering together on neuromarketing studies to better understand consumer behavior

●	Findings from the Super Bowl Commercial Study are highlighted in the video linked below

NEW YORK, Feb 8, 2019 (GLOBE NEWSWIRE) -- Brain Scientific Inc. (OTC:BRSF) (“Brain Scientific” or “Company”), a medical device company combining brain analysis software with wireless sensor technologies for teleneurology solutions, today announced that the Company’s longstanding partner Marketing Brainology, has conducted a study to determine the most effective Super Bowl commercials.

Marketing Brainology, a neuromarketing firm using neuroscience approaches to understand consumer behavior, invited consumers into their Neurolab to measure the impact of various Super Bowl advertisements. Using the NeuroCap EEG cap to measure brain activity, along with eye-tracking software, subjects were presented with multiple media impressions. Marketing Brainology was able to analyze responsive biomarkers and determine the most effective and memorable commercials aired during Super Bowl LIII.

“Thanks to Brain Scientific’s NeuroCap and NeuroEEG, we are able to better understand the art and science of the human decision-making process,” stated Michelle Adams, Ph.D, Founder of Marketing Brainology. “Our Super Bowl study measured brain activity and eye-tracking to capture why and when consumers reacted to specific Super Bowl commercials. Marketing departments can use this data to better connect with consumers before allocating millions of dollars in producing a commercial.”

Findings from the Super Bowl Commercial Study are highlighted in the video below:

https://www.youtube.com/watch?v=r_OaH4CObK4&feature=youtu.be*

The full results from the study will be included in Marketing Brainology’s soon to be released white paper.

According to metrics used in the Super Bowl Commercial Study, the most effective and memorable commercial was Microsoft’s We All Win.

About Brain Scientific

Brain Scientific is a healthcare technology company developing next generation teleneurology solutions. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit www.brainscientific.com or email us at info@brainscientific.com.

About Marketing Brainology

Marketing Brainology is a consulting practice using their neuroscience research labs to translate consumer and shopper insights to corporate America; especially the latest findings from Virtual Shopping, Behavioral Science, & NeuroScience. Marketing Brainology focuses on Neuromarketing & human decision-making; helping unlock the mystery of human emotion & how it impacts brands & companies. To learn more contact www.marketingbrainology.com or email us at madams@marketingbrainology.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, success of the Company’s distributors and other selling partners, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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